                          AMENDMENT TO EMPLOYMENT AGREEMENT



The EMPLOYMENT AGREEMENT dated May 1, 1995, as amended February 21, 1996, by and between Across Data Systems, Inc., a New York corporation ("ACROSS") and Robert
R. MacDonald ("Executive") is hereby amended as follows:


1. Effective August 1, 1996, Executive resigns as President and Chief Executive Officer of Across Data Systems and also resign as President of 3077934 Canada, Inc., as CEO of Bizware Computer Systems and as CEO of ProfitKey International, Inc. Executive will be paid on or about August 1 his accrued vacation at his current $200,000 salary.

2. Effective August 1, 1996, Executive is appointed the Chairman of the Board of Across Data Systems with a salary of $50,000 per year, to be paid twice monthly. If Executive is not re-elected, is fired, is asked to resign, or otherwise is removed from the Chairman position prior to July 31, 1997, the $50,000 salary will be paid by Across until July 31, 1997.

3. To the extent that Executive is asked to work on Across business affairs that require more than 8 days of work per quarter, Executive will be paid excess days at the rate of $1,200 per day. Payment may be made on a project basis or daily rate by agreement of Executive and Across' CEO, and may be paid in advance at the discretion of the CEO of Across.

4. Executive will be entitled to Across' group insurance and disability plans, but will not receive other benefits. Executive shall be reimbursed by Across for all business expenses incurred by Executive in the course of his performance of services hereunder.

5. Executive's 58,237 options at $0.69 per share are fully vested and can be exercised at any time up to 90 days after Executive ceases being a member of the Board of Directors of Across. Vesting of Executive's 59,110 options at $6.60 per share shall be accelerated so that effective August 1, 1996 all of the options are vested and can be exercised at any time up to 90 days after Executive ceases being a member of the Board of Directors of Across. Executive's 59,200 options at $13.25 shall be canceled effective August 1, 1996. Options due to Executive upon achieving $100 million revenues are canceled effective August 1, 1996.


WITNESS THE DUE EXECUTION AND DELIVERY HEREOF as of July 30, 1996.


ACROSS DATA SYSTEMS, INC.


BY: /s/ Arik Kilman,
   --------------------------------
   Arik Kilman, Chairman of the Board



EXECUTIVE


    /s/ Robert R. MacDonald
-----------------------------------------
     Robert R. MacDonald